SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 31, 2007

AECOM TECHNOLOGY CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	1-33447	61-1088522
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

555 South Flower Street, Suite 3700
Los Angeles, California 90071
(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code (213) 593-8000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.            Entry into a Material Definitive Agreement.

On August 31, 2007, AECOM Technology Corporation entered into a Second Amended and Restated Credit Agreement (the “Credit Agreement”) by and among AECOM Technology Corporation, the subsidiary borrowers named therein, Bank of America, N.A., as the Administrative Agent, Union Bank of California, N.A., Wells Fargo Bank, N.A., BMO Capital Markets Financing, Inc., and BNP Paribas, as Co-Syndication Agents and certain other financial institutions party thereto (collectively, the “Lenders”).  In connection with the Credit Agreement, certain AECOM subsidiaries also entered into a First Amendment (the “Amendment”) dated as of August 31, 2007 to the Term Credit Agreement dated as of September 22, 2006 (the “Term Credit Agreement”), by and among certain AECOM subsidiary borrowers, Union Bank of California, N.A., as Administrative Agent, Bank of Montreal, acting under its trade name BMO Capital Markets, as Syndication Agent and certain other lender parties thereto.  The Amendment conforms certain of the definitions, covenants and other provisions in the original Term Credit Agreement (previously filed with the Commission on January 29, 2007), to the definitions, covenants and other relevant provisions of the Credit Agreement.  The pricing for borrowings under the Term Credit Agreement remains unchanged.

The Credit Agreement increases the available borrowing capacity under AECOM’s unsecured revolving credit facility to $600 million from $300 million, and expires on August 31, 2012.  AECOM may also, at its option, increase the commitments under the facility up to a total of $750 million.  The Credit Agreement contains customary representations and warranties, affirmative and negative covenants and events of default.

AECOM and its affiliates maintain various commercial and service relationships with the Lenders and their affiliates in the ordinary course of business. In the ordinary course of their respective businesses, the Lenders and their affiliates have engaged, and may in the future engage, in commercial banking, investment banking, financial advisory or other services with AECOM and its affiliates for which they have in the past and/or may in the future receive customary compensation and expense reimbursement.

The descriptions of the Credit Agreement and the Amendment contained herein are qualified in their entirety by reference to the Credit Agreement and the Amendment, copies of which are filed herewith as Exhibit 10.1 and Exhibit 10.2 and are incorporated herein by reference.

Item 2.03.                                    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 31, 2007, AECOM entered into the Second Amended and Restated Credit Agreement described in Item 1.01 above, which information is incorporated by reference into this Item 2.03.

Item 9.01             Financial Statements and Exhibits.

(d)  Exhibits

10.1             Second Amended and Restated Credit Agreement dated August 31, 2007, by and among AECOM Technology Corporation, certain AECOM subsidiary borrowers, Bank of America, N.A., as the Administrative Agent, Union Bank of California, N.A., Wells Fargo Bank, N.A., BMO Capital Markets Financing, Inc., and BNP Paribas, as Co-Syndication Agents, and certain other financial institutions party thereto.

10.2             First Amendment to Term Credit Agreement, dated August 31, 2007, by and among certain AECOM subsidiary borrowers, Union Bank of California, N.A., as Administrative Agent, Bank of Montreal, acting under its trade name BMO Capital Markets, as Syndication Agent and certain other lender parties thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

AECOM TECHNOLOGY CORPORATION

Dated: September 7, 2007	By:	/s/ DAVID Y. GAN
David Y. Gan
Vice President, Assistant General Counsel

EXHIBIT INDEX

Exhibit

10.1

Second Amended and Restated Credit Agreement dated August 31, 2007, by and among AECOM Technology Corporation, certain AECOM subsidiary borrowers, Bank of America, N.A., as the Administrative Agent, Union Bank of California, N.A., Wells Fargo Bank, N.A., BMO Capital Markets Financing, Inc., and BNP Paribas, as Co-Syndication Agents, and certain other financial institutions party thereto.

10.2

First Amendment to Term Credit Agreement, dated August 31, 2007, by and among certain AECOM subsidiary borrowers, Union Bank of California, N.A., as Administrative Agent, Bank of Montreal, acting under its trade name BMO Capital Markets, as Syndication Agent and certain other lender parties thereto.